EXHIBIT 3.4
                        Certificate of Ownership
                                       of
                        COMFORCE Corporation (Subsidiary)
                            (a Delaware corporation)
                                      into
                          The Lori Corporation (Parent)
                            (a Delaware corporation)


Pursuant to Section 253 of General Corporation Law of the State of Delaware, The Lori Corporation (the "Parent"), a Delaware corporation and the parent corporation to its wholly-owned subsidiary, COMFORCE Corporation (the "Subsidiary"), a Delaware corporation, hereby certifies that:

1. Attached hereto as Exhibit A are resolutions (the "Resolutions of Merger") duly adopted on November 28, 1995 by the Board of Directors of the Parent, pursuant to which the Subsidiary shall be merged into the Parent, and the name of the surviving parent corporation shall be changed from "The Lori Corporation" to "COMFORCE Corporation," which Resolutions of Merger have been approved and adopted by the Board of Directors of the Parent in accordance with the requirements of the General Corporation Law of the State of Delaware.

2. The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of the Parent as in effect immediately prior to the merger (except the name shall be changed as provided in the Resolutions of Merger and as noted in paragraph 1 of this Certificate).

3. The Resolutions of Merger are on file at 2001 Marcus Avenue, Lake Success, New York 11042, the principal place of business of the surviving corporation.

IN WITNESS WHEREOF, this Certificate is executed and attested by the undersigned duly authorized officers on behalf of the Lori Corporation, a Delaware corporation, this 30th day of November, 1995.

                                             The Lori Corporation
                                             (a Delaware corporation)
Attest:


By:________________________                  By:________________________
Name:______________________                  Name:______________________

Title:_____________________                  Title:_____________________

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                                    Exhibit A
                                    ---------

          Resolutions of the Board of Directors of The Lori Corporation Adopted by Unanimous Consent in Lieu of a Meeting on November 28, 1995


         RESOLVED, that the merger of COMFORCE Corporation, the wholly-owned subsidiary, into The Lori Corporation, the parent corporation, shall be and hereby is approved in all respects; and be it further

         RESOLVED, that the Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of The Lori Corporation as in effect immediately prior to the merger, except that the name of the surviving corporation shall be changed from The Lori Corporation to COMFORCE Corporation effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware; and be it further

         RESOLVED, that any officer of The Lori Corporation is hereby authorized and directed to execute the Certificate of Merger and such other documents and perform such other actions as may be required to effectuate such merger in the State of Delaware.